UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
August 1, 2008
Date of Report (Date of earliest event reported)
QUALCOMM Incorporated
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

000-19528	95-3685934

(Commission File Number)	(IRS Employer Identification No.)

5775 Morehouse Drive, San Diego, CA	92121

(address of principal executive offices)	(Zip Code)
858-587-1121
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
SIGNATURES

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     (b) On August 1, 2008, Dr. Sanjay Jha informed Qualcomm Incorporated (the “Company”) that he was resigning as our Chief Operating Officer and Group President, Qualcomm CDMA Technologies, to accept employment with another company.
     (c) On August 4, 2008, the Board of Directors of the Company appointed Len J. Lauer to the additional position of Chief Operating Officer of the Company. Mr. Lauer continues to serve as Executive Vice President and Group President. The required information about Mr. Lauer’s previous business experience is contained in Part I, Item 1 of the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2007 under the heading “Executive Officers” and is incorporated herein by reference. In connection with his appointment, Mr. Lauer will receive a base salary of $575,000 and a stock option grant, under the Company’s 2006 Long-Term Incentive Plan, to purchase 250,000 shares of the Company’s common stock at an exercise price of $52.87 per share, which was equal to the fair market value of the Company’s common stock on August 4, 2008 (the date of the grant). The vesting and service requirements for this stock option grant are identical in all material respects to the terms and conditions of stock options granted to other officers of the Company. In particular, the options vest and become exercisable over a five year period. Ten percent of the options vest six months after the date of grant, and thereafter 1/60th of the total options vest on a monthly basis.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 7, 2008	QUALCOMM Incorporated
	By:	/s/ Daniel L. Sullivan
Daniel L. Sullivan, Ph.D.
Executive Vice President, Human Resources